Exhibit 23.1

Beckstead and Watts, LLP
Certified Public Accountants
                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen/Madams:

We have issued our review report dated March 29, 2004, accompanying the unaudited financial statements of Dungannon International, Inc. on Form 10-SB for the six months ended January 31, 2004 and 2003 and for the period of August 26, 1998 (inception date) through January 31, 2004. We hereby consent to the independent accountants' review report in the Registration Statement of Dungannon International, Inc.

We have issued our audit report dated March 29, 2004, accompanying the financial statements of Dungannon International, Inc. on Form 10-SB for the years ended July 31, 2003 and 2002 and for the period of August 26, 1998 (inception date) through July 31, 2003. We hereby consent to the independent auditor's report in the Registration Statement of Dungannon International, Inc. We also hereby consent to the reference to our firm under "experts" in their prospectus.


Signed,

/s/ Beckstead and Watts, LLP

April 6, 2004